SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           March 1, 2006
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)
3101 W. Dr. Martin Luther King Jr. Blvd., Tampa, Florida 33634-7513
(Address of Principal Executive Offices) (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 March 1, 2006 Press Release

Item 8.01 Other Events.
On March 1, 2006, Anchor Glass Container Corporation (“the Registrant”) announced that it had received approval from the United States Bankruptcy Court Middle District of Florida Tampa Division to submit for voting its proposed Plan of Reorganization and Disclosure Statement. The Registrant’s Plan of Reorganization will reduce the Registrant’s long term debt by approximately $370 million. A confirmation hearing has been set for April 17, 2006. Assuming court approval of the plan, the Registrant expects to emerge from Chapter 11 in late April 2006.
The terms of the Registrant’s Plan of Reorganization call for a debt-for-equity swap that will give the Registrant’s Senior Secured Noteholders 100 percent of the Registrant’s equity. The Registrant will exit chapter 11 as a privately held company with long-term debt of $135 million. To ensure strong liquidity, the Registrant intends to put in place a revolving credit facility of approximately $65 million. Unsecured creditors will receive a cash distribution of approximately $8.6 million. Based upon current estimates, unsecured claims approximate $120 million. Current equity holders will receive no distribution and their shares will be cancelled.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
                     The following exhibits are filed herewith:
99.1	Press release issued on March 1, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Mark S. Burgess

Name:	Mark S. Burgess
Title:	Chief Executive Officer
(Duly Authorized Officer)
Date: March 3, 2006